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                                   EXHIBIT 3.2

                                   AMENDED AND

                                RESTATED BY-LAWS

                                       OF

                                CRP HOLDING CORP.

                         (As Adopted on October 9, 1997)

                                    ARTICLE I

                                     OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office of CRP Holding Corp. (the "Corporation") shall be established and maintained at 2300 West Glades Road, West Tower, Suite 440, Boca Raton, Florida, and the registered agent of said corporation shall be Corporation Service Company, 1201 Hays Street, Tallahassee, Florida 32301.

     SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Florida, at such place or places as the Board of Directors (the "Board") may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     SECTION 1. ANNUAL MEETINGS. Annual meetings of shareholders for the election of directors, and for the transaction of such other business as may properly be brought before the meeting, shall be held at such place, either within or without the State of Florida, and at such time and date as the Board, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board fails to so determine the time, date and place of meeting, the annual meeting of shareholders shall be held at the principal executive office of the Corporation in Florida at 10:00 a.m. on the first Tuesday in March. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the shareholders entitled to vote shall elect directors and transact such other business as shall be properly brought before the meeting.

     SECTION 2. SPECIAL MEETINGS. Except as otherwise fixed by or pursuant to the provisions of the Amended and Restated Articles of Incorporation (the "Articles of Incorporation") relating to the rights of the holders of any class or series of stock having a preference over the common stock, par value $.001 of the Corporation (the "Common Stock") as



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to dividends or upon liquidation, special meetings of the shareholders may be called at any time only by (i) the Chairman of the Board, (ii) the President,
(iii) the Board pursuant to a resolution adopted by a majority of the directors then in office, or (iv) the holders of at least 50% of the Voting Stock of the Corporation. Special meetings shall be held on such day, at such time and such place either within or without the State of Florida specified in the notice thereof. "Voting Stock" shall mean the Common Stock together with any other shares of stock of the Corporation entitled to vote together as a single class.

     SECTION 3. VOTING. Each shareholder shall be entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws, in person or by proxy, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest legally sufficient to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the person recording the proceedings of the meeting an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the State of Florida.

     Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Articles of Incorporation or the laws of the State of Florida.

     SECTION 4. QUORUM. Except as otherwise required by law, by the Articles of Incorporation or by these By-Laws, the presence, in person or by proxy, of shareholders holding a majority of the Voting Stock, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders. In case a quorum shall not be present at any meeting, the chairman of the meeting or a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     SECTION 5. NOTICE OF MEETINGS. Written or printed notice, stating the place, date and time of the meeting, and the general purpose or purposes for which the meeting is called, shall be delivered by the Corporation to each shareholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. Notice shall be given in the manner provided by law, by or at the direction of the Chairman of the Board, President, Secretary or the persons calling the meeting.

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If mailed, such notice shall be deemed to be delivered when deposited in the
United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

     SECTION 6. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

          (a) Annual Meetings of shareholders. Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (1) pursuant to the Corporation's notice of meeting, (2) by or at the direction of the Board or (3) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

               (i) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of paragraph (a) above, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the 10th day following the earlier of (A) the day on which notice of the date of the meeting was delivered to shareholders in accordance with
          Section 5 of this Article II, and (B) the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (x) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (y) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name


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          and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (II) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

               (ii) Notwithstanding anything in these By-Laws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

          (b) Special Meetings of shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board or
     (ii) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such positions as specified in the Corporation's notice of meeting, if the shareholder's notice required by these By-Laws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

          (c) General.

               (i) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in



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          compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

               (ii) For purposes of this By-Law, "public announcement" shall mean disclosures in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (iii) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     SECTION 7. SHAREHOLDERS LIST. A complete list of the shareholders entitled to vote at any meeting of the shareholders, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     SECTION 8. ADDRESSES OF SHAREHOLDERS. Each shareholder shall designate to the Secretary of the Corporation an address to which notice of meetings and all other corporate notices may be served upon or mailed to him, and if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

     SECTION 9. INSPECTORS OF ELECTION. The Board may at any time appoint one or more persons to serve as Judges of Voting at the next succeeding annual meeting of shareholders or at any other meeting or meetings and the Board may at any time fill any vacancy in the office of Judges of Voting. If the Board fails to appoint Judges of Voting, or if any Judges of Voting appointed be absent or refuse to act, or if his office becomes vacant and be not filled by the Board, the chairman of any meeting of the shareholders may appoint one or more temporary Judges of Voting for such meeting. All proxies shall be filed with the Judges of Voting of the meeting before being voted upon. Each Judge, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Judge at such meeting with strict impartiality and according to the best of his ability. The Judges, if any, shall determine the number of shares of stock outstanding and voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effects of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and


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questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the Judge or Judges, if any, shall make a report in writing of any challenge, question or matter determined by such Judge or Judges and execute a certificate of any fact found by such Judge or Judges. No director or candidate for the office of director shall act as a Judge of an election of directors.

     SECTION 10. SHAREHOLDER ACTION WITHOUT MEETING. Any action required or permitted to be taken by the shareholders of the Corporation at any annual or special meeting of the shareholders may not be effected by any consent in writing by such shareholders unless such consent shall be signed by the holders of at least 66 2/3% of the combined voting power of the then outstanding shares of Voting Stock or such higher vote as may be required by the Articles of Incorporation, voting together as a single class.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. NUMBER, QUALIFICATION, TERM OF OFFICE AND ELECTION. Except as otherwise fixed by or pursuant to the provisions of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of directors shall be such as the Board may from time to time by resolution of a majority of the directors then in office directs but shall consist of not more than nine nor less than three directors. Directors need not be shareholders. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of the Articles of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1998, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1999, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2000, with each class to hold office until its successors are elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Each director shall hold office for the term for which he is appointed or elected and until his successor, if any, shall have been elected and shall have qualified, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. Directors need not be elected by ballot, except upon demand of any shareholder.

     SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the


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time specified therein, or if no time be specified, at the time of its receipt by the Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3. VACANCIES. Unless the Board otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum of the Board, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the total number of directors of the Corporation, if there were no vacancies, shall shorten the term of any incumbent director.

     SECTION 4. REMOVAL. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the combined voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

     SECTION 5. POWERS. The Board shall exercise all of the powers of the Corporation except such as are by law, or by the Articles of Incorporation or by these By-Laws conferred upon or reserved to the shareholders.

     SECTION 6. COMMITTEES. The Board may, by resolution or resolutions adopted by a majority of the full Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board, or in these By-Laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, these By-Laws or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.


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     SECTION 7. MEETINGS.

          (a) Regular Meetings. Regular meetings of the Board may be held without notice of the time, date, place or purpose of such meeting, at such places and times as shall be determined from time to time by resolution of the directors.

          (b) Special Meetings. Special meetings of the Board may be called by the Chairman, the Chief Executive Officer, the President, or by the Secretary on the written request of any two directors on at least two hours' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the notice of the meeting; provided, however, that if such meeting is held on less than two days' notice, notice thereof must be given telephonically or by telecopy to such director's principal place of business or personally to such director.

          (c) Participation in Meetings. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 8. ACTION BY THE BOARD. Any act of the Board shall require the approval of a majority of the directors then in office unless the Articles of Incorporation or these By-Laws shall require the vote of a greater number.

     SECTION 9. COMPENSATION. By resolution of the Board, directors may receive a stated salary for their services as directors or as members of committees, or by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting by the unanimous written consent of all members of the Board then in office, or of such committee as the case may be. Such written consent shall be filed with the minutes of proceedings of the Board or committee.

     SECTION 11. GENERAL STANDARDS FOR DIRECTORS.

          (a) A director shall discharge his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, with the care of an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of the Corporation.

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         (b) In discharging his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

               (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

               (ii) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

               (iii) a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these By-Laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

          (c) A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

          (d) In discharging his duties, a director may consider such factors as the director deems relevant, including the long term prospects and interests of the Corporation, and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries; the communities and society in which the Corporation or its subsidiaries operate; and the economy of the state of the nation.

          (e) A person who performs his duties in compliance with this Section 11 shall have no liability for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with this Section 11.

     SECTION 12. DIRECTORS CONFLICTS OF INTEREST. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

          (a) The fact of such relationship or interest is disclosed or known to the Board or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote, and, they authorize, approve or ratify such contract or transaction by vote or written consent sufficient for the purpose, excluding shares held by such interested director; or

          (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee or the shareholders.


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          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, and a Secretary, all of whom shall be elected by the Board and who shall hold office until their successors are elected and qualified. None of the officers of the Corporation need be directors. The Chairman shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. The officers shall be elected at the first meeting of the Board after each annual meeting. More than two offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. Only the elected officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, or resignation, but any officer (other than the Chairman or the Chief Executive Officer) may be removed from office at any time, with or without cause, by either the affirmative vote of a majority of the directors then in office or by the Chairman or the Chief Executive Officer. The Chairman and the Chief Executive Officer may be removed from office, with or without cause, only by the affirmative vote of a majority of the directors then in office. Such removal or resignation shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 3. OTHER OFFICERS AND AGENTS. The Board or any committee thereof may elect, from time to time, and the Chairman and the Chief Executive Officer may appoint, from time to time, such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as provided in these By-Laws, or as may be prescribed by the Board or any committee thereof, or the Chairman or the Chief Executive Officer, as the case may be.

     SECTION 4. CHAIRMAN. The Chairman-of the Board, shall preside, if present, at all meetings of the shareholders and at all meetings of the Board and he shall perform such other duties and have such other powers as may from time to time be designated and assigned to him by the Board.

     SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive officer shall have general direction of the affairs of the Corporation and general supervision over its several



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officers, subject, however, to the control of the Board. He shall at each annual meeting and from time to time report to the shareholders and to the Board all matters within his knowledge which the interest of the Corporation may require to be brought to their notice; may sign with the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation; in the absence of the Chairman, shall preside at all meetings of the shareholders and at all meetings of the Board; shall have the power to sign and execute in the name of the Corporation all contracts, or other instruments authorized by the Board, and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board or as are prescribed by these By-Laws.

     SECTION 6. CHIEF FINANCIAL OFFICER. The Chief Financial officer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws; at all reasonable times exhibit his books of account and records, and cause to be exhibited the books of account and records of any corporation controlled by the Corporation, to any of the directors of the Corporation upon application during business hours at the office of the Corporation, or such other corporation where such books and records are kept; render a statement of the condition of the finances of the Corporation at all regular meetings of the Board and a full financial report at the annual meeting of shareholders; if called upon to do so, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; may sign with a secretary or Assistant Secretary certificates of stock of the Corporation; and, in general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.

     SECTION 7. PRESIDENT AND VICE-PRESIDENTS. The President and any Vice-Presidents shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board or by the Chief Executive Officer; and shall have the power to sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board, except where the Board or the By-Laws shall expressly delegate or permit some other officer to do so. The President and Vice-Presidents may also sign with the Secretary or an Assistant Secretary certificates of stock of the Corporation.

     SECTION 8. SECRETARY. The Secretary shall keep or cause to be kept the minutes of the meetings of the shareholders, of the Board and of any committee when so required; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to all documents on which it is required, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of the By-Laws; shall keep or cause to be kept a register of the post office address of each shareholder; may sign with the Chairman, Chief Executive Officer, Chief Financial Officer, the President, or any Vice-President certificates of stock of the Corporation; and, in general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board or by the Chief Executive Officer.

     SECTION 9. ASSISTANT SECRETARIES. At the request of the Secretary, or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. An Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Secretary, or the Board.

     SECTION 10. REMOVAL. Subject to Section 2 of this Article IV, any officer elected, or agent appointed, by the Board may be removed by the affirmative vote of a majority of the directors then in office whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman or the Chief Executive Officer may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

     SECTION 11. VACANCIES. A newly created elected office and a vacancy in any elected office because of the death, resignation, or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman or the Chief Executive Officer because of death, resignation, or removal may be filled by the Chairman or the Chief Executive Officer.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, may be signed by the Chairman, Chief Executive Officer, Chief Financial Officer, the President, or any Vice-President, and the Secretary or an Assistant Secretary, shall be issued to each shareholder certifying the number of shares owned by him in the Corporation. Any of or all the signatures may be facsimiles.

     SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

     SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 4. SHAREHOLDERS RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting (if permitted) , or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purposes of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than seventy days prior to the meeting or action requiring a determination by shareholders. A determination of shareholders entitled to notice or to vote at a shareholders' meeting shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     SECTION 5. DIVIDENDS. Subject to the provisions of law and the Articles of Incorporation, the Board may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

     SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL FLORIDA." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 7. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board.

     SECTION 8. CHECKS. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board.

     SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     SECTION 10. VOTING OF SHARES IN OTHER CORPORATION. Shares in other corporations which are held by the Corporation may be represented and voted by the Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, or any Vice-President, in person or by proxy or proxies appointed by one of them, subject, however, to the right of the Board to appoint some other person to vote the shares.

                                   ARTICLE VI

                                   AMENDMENTS

     These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the shareholders or at any special meeting thereof if notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of the holders of at least 66-2/3% of the voting power of all the then outstanding Voting Stock, or by the affirmative vote of a majority of the Board, at any regular meeting of the Board, or at any special meeting of the Board, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.

                                   ARTICLE VII

                                 INDEMNIFICATION

     SECTION 1. INDEMNIFICATION RESPECTING THIRD PARTY CLAIMS.

          (a) The Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Florida as in effect on the effective date of these Amended and Restated By-Laws or as such laws may be amended from time to time, shall indemnify, in accordance with the following provisions of this Article VII, any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation) , by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer of the Corporation, is or was, serving at the request of the Corporation as a director, officer, partner, trustee, fiduciary, employee or agent (a "Subsidiary Officer") of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Affiliated Entity"), against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (including any appeal thereof) if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary Officer of


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
     any Affiliated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Chairman, the Chief Executive Officer, the Chief Financial Officer, or the Board or a committee thereof and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Chairman, the Chief Executive Officer, the Chief Financial Officer, or the Board or a committee thereof has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section l(a), a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section l(a) against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Affiliated Entity or any person who is or was a director, officer, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 6 below in this
     Article VII.

          (b) The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent than it shall indemnify any director or officer under Section 1(a) above in this Article VII.

     SECTION 2. INDEMNIFICATION RESPECTING DERIVATIVE CLAIMS.

          (a) The Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Florida as in effect on the effective date of these Amended and Restated By-Laws or as such laws may be amended from time to time, shall indemnify, in accordance with the following provisions of this Article VII, any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit, or proceeding (including any appeal thereof), not exceeding, in the judgment of the Board, the estimated expense of litigating the proceeding to conclusion, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the court in which such action, suit or proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Chairman, the Chief Executive Officer, the Chief Financial Officer, or the Board or a committee




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
     thereof. Notwithstanding anything to the contrary in the foregoing provisions of this Section 2 (a), a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 2 (a) against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by
     Section 6 below in this Article VII.

          (b) The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under Section 2(a) above in this Article VII.

     SECTION 3. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification to be provided under any of Sections 1(a), l(b), 2(a) or 2(b) above in this Article VII (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person had met the applicable standard of conduct set forth in such Section of this Article VII. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board composed of at least two members each of whom is not a party to such action, suit or proceeding, or
(ii) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the affirmative vote of a quorum consisting of the holders of a majority of the holders of Common Stock not parties to such proceeding, or, if no such quorum is obtainable, by a majority of holders of Common Stock who were not parties to such proceeding. In the event a request for indemnification is made by any person referred to in Sections 1(a) or 2(a) above in this Article VII, the Corporation shall use its best efforts to cause such determination to be made not later than 60 days after such request is made.

     SECTION 4. RIGHT TO INDEMNIFICATION UPON SUCCESSFUL DEFENSE AND FOR SERVICE AS A WITNESS.

          (a) Notwithstanding the other provisions of this Article VII, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of Sections 1 (a) , 1 (b) , 2 (a) or 2 (b) above in this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

          (b) To the extent any person who is or was a director or officer of the Corporation in office on the effective date of these Amended Restated By-Laws or thereafter has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature) , including any investigation by any legislative body or any securities or commodities exchange of which the Corporation is a member or to the jurisdiction of which it is subject, by reason of his or her services as a director or officer of the Corporation or his or her service as a Subsidiary Officer of an Affiliated Entity at a time when he or she was a director or


                                       16
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

     officer of the Corporation (assuming such person is or was, as evidenced by a writing to such effect, serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of such Affiliated Entity), but excluding service as a witness in an action or suit commenced by such person, the Corporation shall indemnify such person against expenses (including attorneys, fees and disbursements) and out-of-pocket costs actually and reasonably incurred by such person in connection therewith and shall use its best efforts to provide such indemnity within 60 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article VII to compensate such person for such person's time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or lesser extent as it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph.

     SECTION 5. ADVANCE OF EXPENSES.

          (a) Expenses and costs incurred by any person referred to in Sections 1(a) or 2(a) above in this Article VII in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article
     VII. Such expenses (including attorneys' fees) incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board may deem appropriate.

          (b) Expenses and costs incurred by any person referred to in Sections l(b) or 2(b) above in this Article VII in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board or a committee thereof authorized to so act by the Board upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article VII.

     SECTION 6. INDEMNIFICATION NOT EXCLUSIVE. The provision of indemnification to or the advancement of expenses and costs to any person under this Article VII, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

     SECTION 7. CORPORATE OBLIGATIONS; RELIANCE. The provisions of Section l through 6 above of this Article VII shall be deemed to create a binding obligation on the part of the Corporation to the officers and directors of the Corporation on the effective date of these Amended and Restated By-Laws and persons thereafter elected as officers and directors



                                       17
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

(including persons who served as officers and directors on or after such date but are no longer officers and directors at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any Affiliated Entity shall be entitled to rely on such provisions of this
Article VII, without giving notice thereof to the Corporation.

     SECTION 8. SUCCESSORS. The right of any person who is or was a director, officer, employee or agent of the Corporation to indemnification or advancement of expenses under Sections l through 7 above in this Article VII shall continue after he or she shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

     SECTION 9. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or applicable law.

     SECTION 10. DEFINITIONS OF CERTAIN TERMS.

          (a) For purposes of the Article VII, references to "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed into the Corporation after the effective date of these Amended and Restated By-Laws in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, employee or agent of any Affiliated Entity shall stand in the same position under the provisions of Sections l through 9 above in this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; provided, however, that, no such person shall be entitled to indemnity from the corporation in respect of his or her service to such constituent Corporation, or at the request of such constituent corporation, pursuant to Sections l(a) or 2(a) above but may be indemnified by the Corporation in respect thereof as permitted by Sections l(b) or 2(b) above.

          (b) For purposes of this Article VII, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, trustee, fiduciary, employee or agent of the Corporation or any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, trustee, fiduciary, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article VII.



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